Yield10 Bioscience Announces Adjournment of Special Meeting of Stockholders to Solicit Sufficient Votes in Favor of the Key Proposals; Special Meeting Adjourned to Thursday, November 14, 2024
WOBURN, Mass.– November 08, 2024 – Yield10 Bioscience, Inc. (OTCQB: YTEN) (“Yield10” or the “Company”), an agricultural bioscience company, today announced that its Special Meeting of Stockholders (the “Special Meeting”), scheduled to be held at 11:00 a.m., Eastern Time, on November 8, 2024, was convened and adjourned, without any business being conducted, due to lack of sufficient votes in favor of the key proposals related to the Asset Sale to Nuseed and the Dissolution proposal.
To pass the proposals, more than 50% of the shares of common stock outstanding and entitled to vote as of the close of business on October 3, 2024 (the record date for the Special Meeting) must be voted in favor of the key Proposals 1 and 2. Due to the lack of sufficient votes in favor of the proposals as of November 8, 2024, the Special Meeting of Stockholders was adjourned to 11:00 a.m., Eastern Time, on Thursday, November 21, 2024, to allow additional time for Yield10’s stockholders to vote on the proposals set forth in Yield10’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2024.
The board of directors and management of Yield10 request stockholders as of the record date to please vote their proxies as soon as possible. During the current adjournment, Yield10 will continue to solicit votes from its stockholders with respect to the proposals set forth in Yield10’s proxy statement. Only stockholders of record as of the record date, October 3, 2024, are entitled to and are being requested to vote. Proxies previously submitted in respect of the Special Meeting will be voted at the adjourned Special Meeting unless properly revoked, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.
Oliver Peoples, Ph.D. President and Chief Executive Officer of Yield10 commented, “We are very grateful to our stockholders who have voted their proxies over the past three weeks. We continue to strongly encourage all Yield10 stockholders eligible to vote to review the proxy materials and participate in voting, as the proposed asset sale to Nuseed is the only avenue under which stockholders would potentially receive a payment for their shares.”
For stockholders having any questions or requiring further assistance in voting shares, please contact Yield10’s proxy solicitation agent Alliance Advisors toll-free at 855-643-7305. Yield10 encourages all stockholders of record who have not yet voted, to do so by November 20, 2024 at 11:59 p.m., Eastern time.
If the number of additional shares of common stock voted at the adjourned Special Meeting is not sufficient to reach a favorable vote on the Asset Sale to Nuseed and the Dissolution Proposal, Yield10 may determine to adjourn the Special Meeting again, which would require Yield10 to incur additional costs.
Important Information
This material may be deemed to be solicitation material in respect of the Special Meeting to be reconvened and held on November 14, 2024. In connection with the Special Meeting, Yield10 filed with the SEC a definitive proxy statement on October 16, 2024. BEFORE MAKING ANY VOTING

DECISIONS, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING. A notice of the Special Meeting, a proxy card, and the definitive proxy statement were mailed to stockholders who are entitled to vote at the Special Meeting. No changes have been made to the proposals to be voted on by stockholders at the Special Meeting. Yield10’s proxy statement and any other materials filed by Yield10 with the SEC can be obtained free of charge at Yield10’s website SEC Filings | Yield10 Bioscience, Inc.or the SEC's website at www.sec.gov.
About Yield10 Bioscience
Yield10 Bioscience, Inc. ("Yield10" or the "Company") is an agricultural bioscience company that is leveraging advanced genetics to develop the oilseed Camelina sativa ("Camelina") as a platform crop for large-scale production of sustainable seed products. These seed products include feedstock oils for renewable diesel and sustainable aviation biofuels and omega-3 (EPA and DHA+EPA) oils for pharmaceutical, nutraceutical and aquafeed applications. Yield10 is headquartered in Woburn, MA. For more information about the company, please visit www.yield10bio.com
(YTEN-G)
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, statements related to the adjourned Special Meeting and Yield10’s ability to solicit sufficient votes in favor of the proposals contemplated at such meeting, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the Company’s ability to secure adequate funding in the near term to continue operations, as to which no assurance can be given, as well as the risks and uncertainties detailed in Yield10 Bioscience's filings with the SEC. Yield10 assumes no obligation to update any forward-looking information contained in this press release or with respect to the matters described herein.
Contacts:

Yield10 Bioscience
Lynne H. Brum, (617) 682-4693,
LBrum@yield10bio.com